Prudential Jennison Health Sciences Fund
Annual period ending 11/30/14
File No: 811-03175

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Sector Funds, Inc., which is comprised of Prudential Financial Services Fund, Prudential
Jennison Health Sciences Fund and Prudential Jennison Utility Fund (collectively, the "Funds"), approved the following proposal.
Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,143,535.948     97.300%          60.258%
WITHHELD     5,166,610.397      2.700%            1.672%

 (b) Kevin J. Bannon;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,513,177.133       97.493%         60.378%
WITHHELD     4,796,969.212       2.507%          1.552%

(c) Linda W. Bynoe;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,315,566.540       97.390%         60.314%
WITHHELD     4,994,579.805       2.610%           1.616%

(d) Keith F. Hartstein;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,493,598.647      97.483%         60.371%
WITHHELD     4,816,547.698        2.517%        1.559%

(e) Michael S. Hyland;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,366,730.349     97.417%          60.330%
WITHHELD     4,943,415.996     2.583%           1.600%

(f) Stephen P. Munn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR          186,308,179.255      97.386%           60.311%
WITHHELD       5,001,967.090      2.614%            1.619%

(g) James E. Quinn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,449,478.846      97.460%           60.357%
WITHHELD     4,860,667.499       2.540%            1.573%

(h) Richard A. Redeker;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR
186,279,988.297
97.371%
60.302%
WITHHELD
5,030,158.048
2.629%
1.628%

(i) Stephen G. Stoneburn;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR
186,295,600.207
97.379%
60.307%
WITHHELD
5,014,546.138
2.621%
1.623%

(j) Stuart S. Parker;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,529,120.635       97.501%          60.383%
WITHHELD     4,781,025.710        2.499%          1.547%

(k) Scott E. Benjamin; and

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,482,750.770      97.477%           60.368%
WITHHELD     4,827,395.575       2.523%            1.562%

(l) Grace C. Torres.

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,229,127.735      97.345%          60.286%
WITHHELD    5,081,018.610        2.655%           1.644%


The special meeting of shareholders of the Prudential Jennison Health Sciences Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 and January 9, 2015, to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                 SHARES VOTED    % OF VOTED    % OF TOTAL

FOR              10,570,697.361     24.208        19.193
AGAINST             647,191.127     1.483         1.175
ABSTAIN             308,126.750      0.705         0.559
BROKER NON-VOTE   32,140,468.149     73.604        58.357

TOTAL             43,666,483.387     100.000       79.284


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                   SHARES VOTED     % OF VOTED       % OF TOTAL

FOR               7,450,869.504      17.064            13.528
AGAINST           3,718,715.887       8.516             6.752
ABSTAIN             356,429.847       0.816             0.647
BROKER NON-VOTE   32,140,468.149     73.604            58.357

TOTAL            43,666,483.387     100.000            79.284